Exhibit 99.1

United Parks & Resorts Inc. Reports First Quarter 2025 Results

ORLANDO, FL, May 12, 2025 - United Parks & Resorts Inc. (NYSE: PRKS), a leading theme park and entertainment company, today reported its financial results for the first quarter of 2025.

First Quarter 2025 Highlights

•
Attendance was 3.4 million guests, a decrease of approximately 59,000 guests or 1.7% from the first quarter of 2024.
•
Total revenue was $286.9 million, a decrease of $10.5 million or 3.5% from the first quarter of 2024.
•
Net loss was $16.1 million, a decrease of $4.9 million from the first quarter of 2024.
•
Adjusted EBITDA[1] was $67.4 million, a decrease of $11.7 million or 14.8% from the first quarter of 2024.
•
Total revenue per capita[2] decreased 1.8% to $84.62 from the first quarter of 2024. Admission per capita[2] decreased 4.2% to $46.04 while in-park per capita spending[2] increased 1.1% to a record $38.58 from the first quarter of 2024.

Other Highlights

•
In the first quarter, the Company repurchased approximately 100,000 shares for an aggregate total of approximately $4.6 million.
•
During the first quarter of 2025, the Company came to the aid of 205 animals in need in the wild. The total number of animals the Company has helped over its history is more than 42,000.

“We are pleased to report another quarter of strong financial results,” said Marc Swanson, Chief Executive Officer of United Parks & Resorts Inc. “Results in the first quarter were negatively impacted by the timing of Easter and Spring Break holidays moving into the second quarter this year compared to being in the first quarter last year. The shift of Easter and Spring Break from the first quarter to the second quarter also impacted admissions per capita and in park per capita, as peak operating days that usually come with higher relative pricing and guest spending also shifted from the first quarter to the second quarter this year as compared to prior year. Despite the negative calendar shift, in-park per capita spending increased 1.1% during the first quarter to a record level and has now grown for 19 of the last 20 quarters. First quarter results were also impacted by certain timing related impacts that resulted in over five million dollars more of certain expenses being recorded in the first quarter of 2025 compared to the first quarter of 2024. We are also pleased to report that April 2025 attendance was up 8.1% compared to April 2024."

"As we look ahead to the remainder of the year, we are excited about the significant investments we have made across our parks and business, including the incredible line-up of new, one-of-a kind rides and attractions, popular events, improved in park venues and other offerings across our parks. We are also encouraged by the 2025 bookings for our Discovery Cove property, our 2025 group bookings and our 2025 international ticket sales, all of which are running ahead of 2024. With approximately 75% of our historical attendance and revenue opportunity still ahead of us as of April 30, 2025, we continue to expect new records in revenue and Adjusted EBITDA in 2025."

"We strongly believe we have a clear opportunity to drive substantially more attendance and total per capita spending and we have high confidence in our ability to continue to deliver operational and financial improvements that we expect will lead to meaningful increases in shareholder value. Finally, I want to thank our ambassadors for their ongoing efforts as we prepare for what we anticipate will be another busy summer season," concluded Swanson.

For 2025, the Company has an exciting line-up of new rides, attractions, events and new and improved in park venues and offerings with something new and exciting across its parks. The Company's new rides and attractions include the following:

•
SeaWorld San Diego debuted Jewels of the Sea in March, an immersive new aquarium experience featuring multiple galleries, including one of the largest jelly cylinders in the country and an engaging multimedia component. The park also announced the reinvention of Journey to Atlantis, San Diego’s first coaster, which will honor the beloved original while introducing new storytelling and thrill elements.
•
SeaWorld San Antonio launched Rescue Jr. in March, an all-new, kid-friendly realm celebrating animal rescue. The area features themed rides, interactive play zones, and a water play area designed for young adventurers.

[1] This earnings release includes Adjusted EBITDA, Covenant Adjusted EBITDA and Free Cash Flow which are financial measures that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See “Statement Regarding Non-GAAP Financial Measures and Key Performance Metrics” section and the financial statement tables for the definitions of Adjusted EBITDA, Covenant Adjusted EBITDA and Free Cash Flow and the reconciliation of these measures for historical periods to their respective most comparable financial measures calculated in accordance with GAAP.

[2] This earnings release includes key performance metrics such as total revenue per capita, admissions per capita and in-park per capita spending. See “Statement Regarding Non-GAAP Financial Measures and Key Performance Metrics” section for definitions and further details.

•
Sesame Place Philadelphia kicked off its 45th Birthday Celebration in April, offering guests birthday-themed fun all spring and summer. Fan-favorite entertainment has been refreshed with celebratory twists, including the return of the popular Sesame Street Birthday Parade.
•
SeaWorld Orlando opened Expedition Odyssey on May 9, a groundbreaking, family-friendly attraction that blends cinematic storytelling with ride technology to transport guests on an unforgettable journey from the top of the world to the ocean’s depths.

The remaining new attractions include the following:

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Busch Gardens Williamsburg will open The Big Bad Wolf: The Wolf's Revenge, the longest family inverted coaster in North America will take riders through over 2,500 feet of track at speeds up to 40 miles per hour.
•
Water Country USA will open High Tide Harbor, an all-new multi-level water play structure designed for families to explore together. This exciting area features over 100 interactive water elements, including cannons, sprayers, and tipping fountains, ensuring endless fun for kids of all ages. With vibrant and dynamic water activities, High Tide Harbor promises to be the ultimate family-friendly destination for staying cool.
•
Busch Gardens Tampa Bay will open Wild Oasis, an all-new realm featuring the sights and sounds of the rainforest, a newly reimagined drop tower featuring digital and sound effects, an interactive water-play wonderland, a multi-level climbing canopy and an all-new, multi-species animal habitat for up-close encounters.

First Quarter 2025 Results

In the first quarter of 2025, the Company hosted approximately 3.4 million guests, generated total revenues of $286.9 million, net loss of $16.1 million and Adjusted EBITDA of $67.4 million. Attendance for the first quarter of 2025 decreased by approximately 59,000 guests, or 1.7%, when compared to the prior year quarter. Attendance was negatively impacted by an unfavorable calendar shift including the shift of Easter and Spring Break holidays from the first quarter to the second quarter when compared to the prior year.

The decrease in total revenue of $10.5 million compared to the first quarter of 2024 was primarily a result of a decrease in admission per capita (defined as admissions revenue divided by total attendance) and attendance, partially offset by an increase in in-park per capita spending (defined as food, merchandise and other revenue divided by total attendance). Admission per capita decreased primarily due to the net impact of the admissions product mix and lower realized pricing on certain admission products, due in part to the shift of peak visitation days from the first quarter to the second quarter, when compared to the prior year quarter. In park per capita spending increased primarily due to the impact of increased volume for certain in-park offerings when compared to the first quarter of 2024. Adjusted EBITDA was negatively impacted by the decrease in total revenue.

	For the Three Months Ended March 31,		Change
	2025	2024	%
(Unaudited, in millions, except per share and per capita amounts)
Total revenues	$286.9	$297.4	(3.5%)
Net loss	$(16.1)	$(11.2)	(44.0%)
Net loss per share, diluted	$(0.29)	$(0.17)	(70.6%)
Adjusted EBITDA	$67.4	$79.2	(14.8%)
Net cash provided by operating activities	$25.7	$71.4	(64.0%)
Attendance	3.39	3.45	(1.7%)
Total revenue per capita	$84.62	$86.21	(1.8%)
Admission per capita	$46.04	$48.06	(4.2%)
In-Park per capita spending	$38.58	$38.15	1.1%

Share Repurchases

In the first quarter, the Company repurchased approximately 100,000 shares for an aggregate total of approximately $4.6 million.

Rescue Efforts

In the first quarter of 2025, United Parks' rescue teams aided 205 animals in need across the country. To date, the Company has helped more than 42,000 animals in its decades-long commitment to wildlife welfare.

United Parks & Resorts is recognized as a leader in animal rescue, working in close partnership with local, state, and federal agencies. Its expert teams are on call 24/7, 365 days a year, ready to mobilize at a moment’s notice -- often traveling hundreds of miles to provide urgent care to sick, injured, orphaned, or stranded wildlife. The goal: rehabilitate and return animals to their natural habitats whenever possible, in line with United Parks' mission to protect animals and the ecosystems they call home.

Conference Call

The Company will hold a conference call today, Wednesday, May 12, 2025, at 9 a.m. Eastern Time to discuss its first quarter 2025 financial results. The conference call will be broadcast live on the Internet and the release and conference call can be accessed via the Company’s website at www.UnitedParksInvestors.com. For those unable to participate in the live webcast, a replay will be available beginning at approximately 12 p.m. Eastern Time on May 12, 2025, under the "Events & Presentations" tab of www.UnitedParksInvestors.com. A replay of the call can also be accessed telephonically from 12 p.m. Eastern Time on May 12, 2025, through 11:59 p.m. Eastern Time on May 19, 2025, by dialing (877) 344-7529 from anywhere in the U.S., (855) 669-9658 from anywhere in Canada, or (412) 317-0088 from international locations and entering the conference code 9862031.

Statement Regarding Non-GAAP Financial Measures

This earnings release and accompanying financial statement tables include several non-GAAP financial measures, including Adjusted EBITDA, Covenant Adjusted EBITDA and Free Cash Flow. Adjusted EBITDA, Covenant Adjusted EBITDA and Free Cash Flow are not recognized terms under GAAP, should not be considered in isolation or as a substitute for a measure of financial performance or liquidity prepared in accordance with GAAP and are not indicative of net income or loss or net cash provided by operating activities as determined under GAAP.

Adjusted EBITDA, Covenant Adjusted EBITDA, Free Cash Flow and other non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance or liquidity. Adjusted EBITDA, Covenant Adjusted EBITDA and Free Cash Flow as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation.

Management believes the presentation of Adjusted EBITDA is appropriate as it eliminates the effect of certain non-cash and other items not necessarily indicative of the Company’s underlying operating performance. Management uses Adjusted EBITDA in connection with certain components of its executive compensation program. In addition, investors, lenders, financial analysts and rating agencies have historically used EBITDA-related measures in the Company’s industry, along with other measures, to estimate the value of a company, to make informed investment decisions and to evaluate companies in the industry.

Management believes the presentation of Covenant Adjusted EBITDA for the last twelve months is appropriate as it provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Company’s credit agreement governing its Senior Secured Credit Facilities and the indentures governing its Senior Notes and First-Priority Senior Secured Notes (collectively, the “Debt Agreements”). Covenant Adjusted EBITDA is a material component of these covenants.

Management believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a liquidity measure. The Company uses Free Cash Flow to evaluate its ability to generate cash flow from business operations. Free Cash Flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which are significant. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP. Free Cash Flow as defined above may differ from similarly titled measures presented by other companies.

This earnings release includes several key performance metrics including total revenue per capita (defined as total revenue divided by attendance), admission per capita (defined as admissions revenue divided by attendance) and in-park per capita spending (defined as food, merchandise and other revenue divided by attendance). These performance metrics are used by management to assess the operating performance of its parks on a per attendee basis and to make strategic operating decisions. Management believes the presentation of these performance metrics is useful and relevant for investors as it provides investors the ability to review financial performance in the same manner as management and provides investors with a consistent methodology to analyze revenue between periods on a per attendee basis. In addition, investors, lenders, financial analysts and rating agencies have historically used similar per-capita related performance metrics to evaluate companies in the industry.

About United Parks & Resorts Inc.

United Parks & Resorts Inc. (NYSE: PRKS) is a global theme park and entertainment company that owns or licenses a diverse portfolio of award-winning park brands and experiences, including SeaWorld®, Busch Gardens®, Discovery Cove, Sesame Place®, Water Country USA, Adventure Island, and Aquatica®. The Company’s seven world-class brands span 13 parks in seven markets across the United States and Abu Dhabi, offering experiences that matter with exhilarating thrill and family-friendly rides, coasters, and experiences, inspiring up-close and educational presentations with wildlife, and other various special events throughout the year. In addition, the Company collectively cares for one of the largest zoological collections in the world, is a global leader in animal welfare, training, and veterinary care, and is one of the leading marine animal rescue organizations in the world with a legacy of rescuing and caring for animals that spans nearly 60 years, including coming to the aid of over 42,000 animals in need. To learn more, visit www.UnitedParks.com.

Copies of this and other news releases as well as additional information about United Parks & Resorts Inc. can be obtained online at www.unitedparks.com. Shareholders and prospective investors can also register to automatically receive the Company’s press releases, SEC filings and other notices by e-mail by registering at that website.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of the federal securities laws. The Company generally uses the words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “guidance,” “targeted,” “goal” and variations of such words or similar expressions in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, expectations, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control. All expectations, beliefs, estimates and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond management’s control, that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond the Company's control adversely affecting attendance and guest spending at the Company's theme parks, including, but not limited to, weather, natural disasters, labor shortages, inflationary pressures, supply chain delays or shortages, foreign exchange rates, consumer confidence, the potential spread of travel-related health concerns including pandemics and epidemics, travel related concerns, adverse general economic related factors including increasing interest rates, economic uncertainty, and recent geopolitical events outside of the United States, and governmental actions; failure to retain and/or hire employees; a decline in discretionary consumer spending or consumer confidence, including any unfavorable impacts from Federal Reserve interest rate actions and inflation which may influence discretionary spending, unemployment or the overall economy; the ability of Hill Path Capital LP and its affiliates to significantly influence the Company's decisions and their interests may conflict with ours or yours in the future; increased labor costs, including minimum wage increases, and employee health and welfare benefit costs; complex federal and state regulations governing the treatment of animals, which can change, and claims and lawsuits by activist groups before government regulators and in the courts; activist and other third-party groups and/or media can pressure governmental agencies, vendors, partners, guests and/or regulators, bring action in the courts or create negative publicity about us; incidents or adverse publicity concerning the Company's theme parks, the theme park industry and/or zoological facilities; a significant portion of the Company's revenues have historically been generated in the States of Florida, California and Virginia, and any risks affecting such markets, such as natural disasters, closures due to pandemics, severe weather and travel-related disruptions or incidents; technology interruptions or failures that impair access to the Company's websites and/or information technology systems; cyber security risks to us or the Company's third-party service providers, failure to maintain or protect the integrity of internal, employee or guest data, and/or failure to abide by the evolving cyber security regulatory environment; inability to compete effectively in the highly competitive theme park industry; interactions between animals and the Company's employees and the Company's guests at attractions at the Company's theme parks; animal exposure to infectious disease; high fixed cost structure of theme park operations; seasonal fluctuations in operating results; changing consumer tastes and preferences; inability to grow the Company's business or fund theme park capital expenditures; inability to realize the benefits of developments, restructurings, acquisitions or other strategic initiatives, and the impact of the costs associated with such activities; the effects of public health events on the Company's business and the economy in general; adverse litigation judgments or settlements; inability to protect the Company's intellectual property or the infringement on intellectual property rights of others; the loss of licenses and permits required to exhibit animals or the violation of laws and regulations; unionization activities and/or labor disputes; inability to maintain certain commercial licenses; restrictions in the Company's debt agreements limiting flexibility in operating the Company's business; inability to retain the Company's current credit ratings; the Company's leverage and interest rate risk; inadequate insurance coverage; inability to purchase or contract with third party manufacturers for rides and attractions, construction delays or impacts of supply chain disruptions on existing or new rides and attractions; environmental regulations, expenditures and liabilities; suspension or termination of any of the Company's business licenses, including by legislation at federal, state or local levels; delays, restrictions or inability to obtain or maintain permits; inability to remediate an identified material weakness; financial distress of strategic partners or other counterparties; tariffs or other trade restrictions; actions of activist stockholders; the policies of the U.S. President and his administration or any changes to tax laws; changes or declines in the Company's stock price, as well as the risk that securities analysts could downgrade the Company's stock or the Company's sector; risks associated with the Company's capital allocation plans and share repurchases, including the risk that the Company's share repurchase program could increase volatility and fail to enhance stockholder value, uncertainties and factors set forth in the section entitled “Risk Factors” in the Company’s most recently available Annual Report on Form 10-K, as such risks, uncertainties and factors may be updated in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company’s strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the

Company’s filings with the SEC (which are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.unitedparksinvestors.com).

CONTACT:

Investor Relations:

Matthew Stroud

Investor Relations

888-410-1812

Investors@unitedparks.com

Media:

Nicole Bott

United Parks & Resorts Inc.

Nicole.Bott@unitedparks.com

UNITED PARKS & RESORTS INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	For the Three Months Ended March 31,		Change
	2025	2024	#	%
Net revenues:
Admissions	$156,115	$165,809	$(9,694)	(5.8%)
Food, merchandise and other	130,834	131,614	(780)	(0.6%)
Total revenues	286,949	297,423	(10,474)	(3.5%)
Costs and expenses:
Cost of food, merchandise and other revenues	22,959	23,047	(88)	(0.4%)
Operating expenses (exclusive of depreciation and amortization shown separately below)	161,270	164,883	(3,613)	(2.2%)
Selling, general and administrative expenses	44,137	47,877	(3,740)	(7.8%)
Severance and other separation costs(a)	—	293	(293)	NM
Depreciation and amortization	41,695	39,182	2,513	6.4%
Total costs and expenses	270,061	275,282	(5,221)	(1.9%)
Operating income	16,888	22,141	(5,253)	(23.7%)
Other (income) expense, net	(23)	180	(203)	NM
Interest expense	34,107	38,777	(4,670)	(12.0%)
Loss before income taxes	(17,196)	(16,816)	(380)	(2.3%)
Benefit from income taxes	(1,063)	(5,615)	4,552	81.1%
Net loss	$(16,133)	$(11,201)	$(4,932)	(44.0%)

Loss per share:
Net loss per share, basic	$(0.29)	$(0.17)
Net loss per share, diluted	$(0.29)	$(0.17)

Weighted average common shares outstanding:
Basic	55,017	64,016
Diluted (b)	55,017	64,016

UNITED PARKS & RESORTS INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

	For the Three Months Ended March 31,		Change		Last Twelve Months Ended March 31,
	2025	2024	#	%	2025
Net (loss) income	$(16,133)	$(11,201)	$(4,932)	(44.0%)	$222,565
(Benefit from) provision for income taxes	(1,063)	(5,615)	4,552	81.1%	68,581
Loss on early extinguishment of debt and write-off of discounts and debt issuance costs (c)	—	—	—	—	3,939
Interest expense	34,107	38,777	(4,670)	(12.0%)	163,092
Depreciation and amortization	41,695	39,182	2,513	6.4%	165,951
Equity-based compensation expense (d)	4,333	4,291	42	1.0%	14,659
Loss on impairment or disposal of assets and certain non-cash expenses(e)	1,091	5,604	(4,513)	(80.5%)	28,899
Business optimization, development and strategic initiative costs (f)	1,264	3,534	(2,270)	(64.2%)	16,128
Certain investment costs and other taxes	3	3,120	(3,117)	NM	475
COVID-19 related incremental costs(g)	288	506	(218)	NM	(3,260)
Other adjusting items	1,855	956	899	94.0%	7,447
Adjusted EBITDA (h)	$67,440	$79,154	$(11,714)	(14.8%)	$688,476
Items added back to Covenant Adjusted EBITDA as defined in the Debt Agreements:
Estimated cost savings (i)					8,600
Other adjustments as defined in the Debt Agreements (j)					6,622
Covenant Adjusted EBITDA (k)					$703,698

	For the Three Months Ended March 31,		Change
	2025	2024	#	%
Net cash provided by operating activities	$25,715	$71,446	$(45,731)	(64.0%)
Capital expenditures	56,903	87,286	(30,383)	(34.8%)
Free Cash Flow (l)	$(31,188)	$(15,840)	$(15,348)	(96.9%)

UNITED PARKS & RESORTS INC. AND SUBSIDIARIES

UNAUDITED BALANCE SHEET DATA

(In thousands)

	As of March 31, 2025	As of December 31, 2024
Cash and cash equivalents	$75,665	$115,893
Total assets	$2,570,802	$2,573,578
Deferred revenue	$195,878	$152,655
Long-term debt, including current maturities:
Term B-3 Loans	$1,534,586	$1,538,442
Senior Notes	725,000	725,000
Total long-term debt, including current maturities	$2,259,586	$2,263,442
Total stockholders' deficit	$(478,285)	$(461,540)

UNITED PARKS & RESORTS INC. AND SUBSIDIARIES

UNAUDITED CAPITAL EXPENDITURES DATA

(In thousands)

	For the Three Months Ended March 31,		Change
	2025	2024	#	%
Capital Expenditures:
Core(m)	49,851	60,108	(10,257)	(17.1%)
Expansion/ROI projects(n)	7,052	27,178	(20,126)	(74.1%)
Capital expenditures, total	$56,903	$87,286	$(30,383)	(34.8%)

UNITED PARKS & RESORTS INC. AND SUBSIDIARIES

UNAUDITED OTHER DATA

(In thousands, except per capita amounts)

	For the Three Months Ended March 31,		Change
	2025	2024	#	%
Attendance	3,391	3,450	(59)	(1.7%)
Total revenue per capita (o)	$84.62	$86.21	$(1.59)	(1.8%)
Admission per capita (p)	$46.04	$48.06	$(2.02)	(4.2%)
In-Park per capita spending (q)	$38.58	$38.15	$0.43	1.1%

NM-Not meaningful.

(a) Reflects restructuring and other separation costs and/or adjustments.

(b) During the three months ended March 31, 2025 and 2024, the Company excluded potentially dilutive shares of approximately 1.3 million, from the calculation of diluted loss per share as their effect would have been anti-dilutive due to the Company’s net loss in those periods.

(c) Reflects a loss on early extinguishment of debt and write-off of discounts and debt issuance costs associated with the refinancing transactions in 2024.

(d) Reflects non-cash equity compensation expenses and related payroll taxes associated with the grants of equity-based compensation.

(e) For the three months ended March 31, 2025 and 2024 and for the twelve months ended March 31, 2025, includes non-cash expenses related to asset write-offs and costs related to certain rides and equipment which were removed from service. Also includes approximately $4.6 million and $16.6 million related to non-cash self-insurance reserve adjustments for the three months ended March 31, 2024 and twelve months ended March 31, 2025, respectively.

(f) For the three months ended March 31, 2025, reflects business optimization, development and other strategic initiative costs primarily related to $1.2 million of other business optimization costs and strategic initiative costs. For the three months ended March 31, 2024, reflects business optimization, development and other strategic initiative costs primarily related to: (i) $1.8 million of other business optimization costs and strategic initiative costs; and (ii) $1.5 million of third-party consulting costs. For the twelve months ended March 31, 2025, reflects business optimization, development and other strategic initiative costs primarily related to: (i) $9.3 million of third-party consulting costs; and (ii) $6.5 million of other business optimization costs and strategic initiative costs.

(g) For the three months ended March 31, 2025, primarily reflects costs associated with certain legal matters and nonrecurring contractual liabilities related to the previously disclosed temporary COVID-19 park closures. For the three months ended March 31, 2024, primarily reflects costs associated with nonrecurring contractual liabilities and respective assessments related to the previously disclosed temporary COVID-19 park closures. For the twelve months ended March 31, 2025, primarily reflects a reversal of costs, which had previously been accrued, associated with nonrecurring contractual liabilities and respective assessments related to the previously disclosed temporary COVID-19 park closures.

(h)Adjusted EBITDA is defined as net (loss) income before income tax expense, interest expense, depreciation and amortization, as further adjusted to exclude certain non-cash, and other items as described above.

(i) The Company’s Debt Agreements permit the calculation of certain covenants to be based on Covenant Adjusted EBITDA, as defined above, for the last twelve month period further adjusted for net annualized estimated savings the Company expects to realize over the following 24 month period related to certain specified actions, including restructurings and cost savings initiatives. These estimated savings are calculated net of the amount of actual benefits realized during such period. These estimated savings are a non-GAAP Adjusted EBITDA add-back item only as defined in the Debt Agreements and does not impact the Company’s reported GAAP net (loss) income.

(j) The Debt Agreements permit the Company’s calculation of certain covenants to be based on Covenant Adjusted EBITDA as defined above, for the last twelve-month period further adjusted for certain costs as permitted by the Debt Agreements including recruiting and retention expenses, public company compliance costs and litigation and arbitration costs, if any.

(k) Covenant Adjusted EBITDA is defined in the Debt Agreements as Adjusted EBITDA for the last twelve-month period further adjusted for net annualized estimated savings among other adjustments as described in footnote (i) and (j) above.

(l) Free Cash Flow is defined as net cash provided by operating activities less capital expenditures.

(m) Reflects capital expenditures during the respective period for park rides, attractions and maintenance activities. Certain amounts relating to prior period results were reclassified to conform to current period presentation. These reclassifications have not changed the results of operations of the prior period.

(n) Reflects capital expenditures during the respective period for park expansion, new properties, revenue and/or expense return on investment (“ROI”) projects. Certain amounts relating to prior period results were reclassified to conform to current period presentation. These reclassifications have not changed the results of operations of the prior period.

(o) Calculated as total revenues divided by attendance.

(p) Calculated as admissions revenue divided by attendance.

(q) Calculated as food, merchandise and other revenue divided by attendance.